Exhibit 99.1

Contact:	Daniel C. Dunn
Chief Financial Officer
314/771-2400

Recession-Driven Cuts by Hospitals, Municipalities
Lead to 2009 Loss for Allied Healthcare Products

ST. LOUIS, September 25, 2009 – Allied Healthcare Products, Inc., (NASDAQ: AHPI) reported that recession-driven budget cuts in its healthcare markets led to a $4.3 million, or 7.6 percent, decrease in sales for 2009 and a net loss for the fiscal year of $2.12 per share, compared to a profit of 11 cents per share in fiscal year 2008.  This includes the effect of a non-cash accounting charge of $16.0 million relating to the impairment of goodwill in the fourth quarter ended June 30, 2009.

The impairment was identified during the company’s annual evaluation of the carrying value of goodwill and reflects the decline of the Allied stock price during the past year and a general downturn in orders, operating profits and cash flows as a result of the current recession.   This non-cash charge does not affect operations or cash flow.  After this impairment charge, Allied will no longer have a goodwill balance and will not record any additional goodwill impairment.

For the quarter ended June 30, 2009, Allied reported a net loss of $16.1 million, or $2.04 per diluted share, on sales of $12.7 million, compared to net income of $0.7 million, or 8 cents per diluted share, for the prior year period.  Results for the fourth quarter of 2009 include the $16.0 million charge for impairment of goodwill.

Allied sales in domestic hospital and emergency markets suffered most in 2009.  The domestic hospital construction market remained flat, reflecting lead times that preceded the recession.  Sales to international markets fell less than 3 percent, reflecting the relative strength of emerging economies.

Allied studies indicate that lower sales did not reflect loss of market share to competitors.  Instead, lower sales represented a decrease in overall market demand caused by the recession in the United States and global markets.

Allied believes that its new line of mass casualty ventilators represents a potential boost to future sales.  These products are specifically designed for use in pandemics like the current H1N1 pandemic, natural disasters like Katrina and terrorist attacks such as 9/11.  Introduced late in fiscal 2009, these products did not affect sales in the fiscal year. However, “Allied mass casualty ventilators have attracted strong interest wherever we have had an audience because the H1N1 pandemic has heightened awareness among planners that ventilators represent a weak link in our preparedness to address mass casualty events,” said Earl Refsland, president and chief executive officer.

Allied ventilators solve not only the problem of a lack of ventilators but also the corollary problem of a lack of respiratory care therapists, Refsland said, because they cost a fraction of the price of full-featured ventilators and were designed to be operated by non-professionals after brief instruction.  Allied ventilators also were designed for harsh field conditions outside hospital environments and can operate off-the-grid on batteries, making them viable, affordable back-ups for natural disasters, terrorist incidents and use in remote areas, Refsland said.

Allied also announced that earnings in the first quarter of fiscal year 2010 will be affected by a non-cash charge attributable to the company’s grant to its chief executive officer of an option to purchase 320,000 shares of common stock in the next six years.  The option is subject to shareholder approval at the next annual meeting of shareholders but is otherwise fully vested.  Assuming approval is obtained, generally accepted accounting principles will require Allied to recognize the full fair value of this option as a compensation related expense in the first quarter of fiscal 2010.  The company currently estimates fair value of the option to be approximately $610,000.

Allied Healthcare Products, Inc. manufactures a variety of respiratory products used in the healthcare industry in a range of hospital and alternate care settings including sub-acute facilities, home healthcare and emergency medical care.  Allied’s product lines include respiratory care products, medical gas equipment and emergency medical products.  Allied products are marketed to hospitals, hospital equipment dealers, hospital construction contractors, home healthcare dealers and emergency medical products dealers.

 “SAFE HARBOR” STATEMENT: Statements contained in this release that are not historical facts or information are “forward-looking statements.”  Words such as “believe,” “expect,” “intend,” “will,” “should,” and other expressions that indicate future events and trends identify such forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome and future results of operations and financial condition to be materially different than stated or anticipated based on the forward-looking statements. Such risks and uncertainties include both general economic risks and uncertainties, risks and uncertainties affecting the demand for and economic factors affecting the delivery of health care services, and specific matters which relate directly to the Company’s operations and properties as discussed in its periodic filings with the Securities and Exchange Commission. The Company cautions that any forward-looking statement contained in this report reflects only the belief of the Company or its management at the time the statement was made. Although the Company believes such forward-looking statements are based upon reasonable assumptions, such assumptions may ultimately prove inaccurate or incomplete. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made.

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ALLIED HEALTHCARE PRODUCTS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three months ended,		Twelve months ended,
	June 30,		June 30,
	2009	2008	2009	2008

Net sales	$12,710,683	$14,692,626	$52,072,676	$56,364,111
Cost of sales	9,595,502	10,577,599	40,273,089	43,006,007
Gross profit	3,115,181	4,115,027	11,799,587	13,358,104

Selling General and administrative expenses	3,259,500	3,096,161	13,041,564	12,084,971
Impairment of goodwill	15,979,830	-	15,979,830	-
Income (loss) from operations	(16,124,149)	1,018,866	(17,221,807)	1,273,133

Interest income	(11,971)	(25,245)	(60,277)	(118,119)
Other, net	13,479	24,501	50,062	60,005
	1,508	(744)	(10,215)	(58,114)

Income (loss) before provision for (benefit from) income taxes	(16,125,657)	1,019,610	(17,211,592)	1,331,247

Provision for (benefit from) income taxes	(41,854)	330,327	(449,779)	448,748

Net income (loss)	$(16,083,803)	$689,283	$(16,761,813)	$882,499

Net income (loss) per share - Basic	$(2.04)	$0.09	$(2.12)	$0.11

Net income (loss) per share - Diluted	$(2.04)	$0.08	$(2.12)	$0.11

Weighted average common shares
Outstanding - Basic	7,901,327	7,883,907	7,898,782	7,883,659

Weighted average common shares
Outstanding - Diluted	7,901,327	8,124,826	7,898,782	8,119,776

ALLIED HEALTHCARE PRODUCTS, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30, 2009	June 30, 2008
ASSETS
Current assets:
Cash and cash equivalents	$1,943,364	$6,149,015
Accounts receivable, net of allowances of $300,000	6,172,437	6,441,683
Inventories, net	12,663,938	12,046,450
Income tax receivable	937,273	-
Other current assets	327,203	394,975
Total current assets	22,044,215	25,032,123
Property, plant and equipment, net	10,799,089	10,542,573
Goodwill	-	15,979,830
Other assets, net	390,627	703,328
Total assets	$33,233,931	$52,257,854

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,633,568	$2,590,804
Other accrued liabilities	2,316,558	2,960,334
Deferred income taxes	419,213	500,238
Deferred revenue	688,200	690,000
Total current liabilities	5,057,539	6,741,376

Deferred revenue	1,491,100	2,177,500

Commitments and contingencies

Stockholders' equity:
Preferred stock; $0.01 par value; 1,500,000 shares authorized; no shares issued and outstanding	-	-
Series A preferred stock; $0.01 par value; 200,000 shares authorized; no shares issued and outstanding	-	-
Common stock; $0.01 par value; 30,000,000 shares authorized; 10,204,819 and 10,188,569 shares issued at June 30, 2009 and June 30, 2008, respectively; 7,901,327 and 7,885,077 shares outstanding at June 30, 2009 and June 30, 2008, respectively	102,048	101,886
Additional paid-in capital	47,632,049	47,524,084
Retained earnings (deficit)	(317,377)	16,444,436
Less treasury stock, at cost; 2,303,492 shares at June 30, 2009 and June 30, 2008, respectively	(20,731,428)	(20,731,428)
Total stockholders' equity	26,685,292	43,338,978
Total liabilities and stockholders' equity	$33,233,931	$52,257,854